Exhibit 10.2

AMENDMENT NO. 1

TO

INVESTMENT AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of October 14, 2010 (the “Effective Date”), to that certain Investment Agreement dated as of September 1, 2010 (the “Investment Agreement”), is by and among Five Below, Inc., a Pennsylvania corporation (the “Company”), the Purchasers listed on Exhibit A to the Investment Agreement (“Purchasers”) and Sargent Family Investment, LLC, a Delaware limited liability company (“Assignee”).

RECITALS

WHEREAS, on September 1, 2010, the Company, Purchasers and the other parties to the Investment Agreement entered into the Investment Agreement;

WHEREAS, Section 9.1 of the Investment Agreement provides that (i) each Purchaser may assign its rights to purchase Shares to a member of the Company’s board of directors, and such assignee will thereafter be entitled to all rights, and be subject to all obligations, under the Investment Agreement to the same extent as if such assignee had originally been a Purchaser hereunder (in the same capacity as the assignor Purchaser), and (ii) no such assignment shall relieve such Purchaser of its obligations under the Investment Agreement if the obligation to purchase Shares hereunder is not fulfilled by the assignee;

WHEREAS, Assignee is affiliated with Ronald L. Sargent, a member of the Company’s board of directors;

WHEREAS, each Purchaser desires to assign to Assignee, and Assignee desires to assume, the right to purchase at the Closing a portion of such Purchaser’s Shares under the Investment Agreement, and the corresponding rights and obligations with respect thereto under the Investment Agreement;

WHEREAS, Section 9.8 of the Investment Agreement provides that the Investment Agreement may be amended with the written consent of the Company and Purchasers; and

WHEREAS, the Company and Purchasers desire to amend the Investment Agreement as set forth herein to reflect the Assignment and Assumption (as defined below) and to amend Exhibit A to the Investment Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and in the Investment Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have their respective meanings set forth in the Investment Agreement.

2. Assignment and Assumption.

(a) Each Purchaser hereby sells, assigns, transfers and delivers to Assignee, without recourse and without any representation or warranty of any kind, the right to purchase at the Closing a portion of such Purchaser’s Shares under the Investment Agreement (as set forth in Section 1.1(c) of the Investment Agreement) and the corresponding rights and obligations with respect thereto under the Investment Agreement (the “Assignment”).

(b) By execution of this Amendment, Assignee hereby acquires, assumes and accepts the Assignment, and agrees to be a “Purchaser” under the Investment Agreement and to be bound by, and subject to, all of the terms, conditions and obligations thereof to the same extent as if Assignee had originally been a “Purchaser” under the Investment Agreement. Without limiting the generality of the foregoing, Assignee hereby makes each of the representations and warranties set forth in Section 3 of the Investment Agreement as if it was a “Purchaser”. Assignee acknowledges receipt of a copy of the Investment Agreement and, after review and examination thereof, agrees to assume the obligations of a “Purchaser” with respect to the Shares allocated and assigned to Assignee hereunder (together with the Assignment, the “Assignment and Assumption”).

(c) The Assignment and Assumption will be effective as of the Effective Date, and the Assignee will become a “Purchaser” under the Investment Agreement as of the Effective Date.

(d) After giving effect to the Assignment and Assumption, subject to the terms and conditions of the Investment Agreement, each Purchaser (including the Assignee) shall purchase that number of Shares equal to the ownership percentage set forth beside such Purchaser’s name on the Revised Schedule of Purchasers (as defined below) multiplied by the Total Number of Purchased Shares, and the consideration payable by such Purchaser for such Shares shall be equal to the ownership percentage set forth on the Revised Schedule of Purchasers, multiplied by the Purchase Price.

(e) Notwithstanding anything in this Agreement to the contrary, each Purchaser acknowledges and agrees that, pursuant to Section 9.1 of the Investment Agreement, nothing in this Amendment shall relieve such Purchaser of any of its obligations under the Investment Agreement if Assignee’s obligation to purchase the Shares under the Investment Agreement is not fulfilled by Assignee.

3. Amendment to the Investment Agreement.

(a) Exhibit A. Exhibit A of the Investment Agreement is hereby deleted and replaced with the Exhibit A attached at Schedule I hereto (the “Revised Schedule of Purchasers”).

4. Effect on the Investment Agreement.

(a) This Amendment shall be effective as of the Effective Date. On and after the date hereof, each reference in the Investment Agreement to “this Agreement,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Investment Agreement as amended hereby. Any reference to the Investment Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

(b) Nothing contained herein invalidates or shall release or impair any covenant, condition, agreements or stipulation in the Investment Agreement, except as herein supplemented, consolidated and modified by this Amendment. The Investment Agreement, except as herein supplemented, consolidated and modified, shall continue in full force and effect.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party for any default under the Investment

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Agreement, as the Investment Agreement shall be amended by this Amendment, nor constitute a waiver of any provision of the Investment Agreement, except as herein supplemented, consolidated and modified by this Amendment.

5. Governing Law. This Amendment, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Amendment or the negotiation, execution or performance of this Amendment (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Amendment or as an inducement to enter this Amendment) shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to the choice of law principles of such state that would require or permit the application of the laws of another jurisdiction.

6. Counterparts. This Amendment may be executed by the parties hereto by facsimile, electronic mail (including pdf) or other transmission methods and in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7. Captions. Section captions used in this Amendment are for convenience only, and shall not affect the construction of this Amendment.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed on its behalf by its officers or representatives thereunto duly authorized, as of the date first above written.

COMPANY:

FIVE BELOW, INC.

By:	/s/ Kenneth R. Bull
Name: Kenneth R. Bull
Title: Senior Vice President, Finance

AMENDMENT NO. 1 TO INVESTMENT AGREEMENT (FIVE BELOW)

PURCHASERS:

Advent International GPE VI Limited Partnership

Advent International GPE VI-A Limited Partnership

Advent International GPE VI-B Limited Partnership

Advent International GPE VI-F Limited Partnership

Advent International GPE VI-G Limited Partnership

By:	GPE VI GP Limited Partnership, General Partner
By:	Advent International LLC, General Partner
By:	Advent International Corporation, Manager

By:	/s/ Steven Collins
Name: Steven Collins
Title: Managing Director

Advent International GPE VI-C Limited Partnership Advent International GPE VI-D Limited Partnership Advent International GPE VI-E Limited Partnership

By:	GPE VI GP (Delaware) Limited Partnership, General Partner
By:	Advent International LLC, General Partner
By:	Advent International Corporation, Manager

By:	/s/ Steven Collins
Name: Steven Collins
Title: Managing Director

PURCHASERS: (continued)

Advent Partners GPE VI 2008 Limited Partnership

Advent Partners GPE VI 2009 Limited Partnership

Advent Partners GPE VI 2010 Limited Partnership

Advent Partners GPE VI – A Limited Partnership

Advent Partners GPE VI – A 2010 Limited Partnership

By:	Advent International LLC, General Partner
By:	Advent International Corporation, Manager

By:	/s/ Steven Collins
Name: Steven Collins
Title: Managing Director

c/o Advent International Corporation

75 State Street, Floor 29

Boston, Massachusetts 02109

Attn: Steven Collins, Andrew Crawford

Fax: 617.951.0568, 212.461.6503

E-mail: scollins@adventinternational.com

acrawford@adventinternational.com

AMENDMENT NO. 1 TO INVESTMENT AGREEMENT (FIVE BELOW)

ASSIGNEE:

SARGENT FAMILY INVESTMENT, LLC a Delaware limited liability company By its manager: EDGEWOOD INVESTMENT, LLC a Delaware limited liability company

By:	/s/ Ronald L. Sargent
Ronald L. Sargent, Manager

By:	/s/ Jill L. Sargent
Jill L. Sargent, Manager

AMENDMENT NO. 1 TO INVESTMENT AGREEMENT (FIVE BELOW)

SCHEDULE 1

EXHIBIT A

SCHEDULE OF PURCHASERS

Name of Purchaser	Ownership Percentage
Advent International GPE VI Limited Partnership	45.0730
Advent International GPE VI-A Limited Partnership	26.4094
Advent International GPE VI-B Limited Partnership	2.2770
Advent International GPE VI-C Limited Partnership	2.3267
Advent International GPE VI-D Limited Partnership	1.8594
Advent International GPE VI-E Limited Partnership	5.5285
Advent International GPE VI-F Limited Partnership	8.4816
Advent International GPE VI-G Limited Partnership	5.3495
Advent Partners GPE VI 2008 Limited Partnership	1.6506
Advent Partners GPE VI 2009 Limited Partnership	0.0597
Advent Partners GPE VI 2010 Limited Partnership	0.1293
Advent Partners GPE VI – A Limited Partnership	0.1491
Advent Partners GPE VI – A 2010 Limited Partnership	0.1392
Sargent Family Investment, LLC	0.5670
TOTAL	100.00

SCHEDULE I - AMENDMENT NO. 1 TO INVESTMENT AGREEMENT (FIVE BELOW)